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                                                                     Exhibit (1)


                                  CERTIFICATION


STATE OF OHIO              )
                           )
COUNTY OF HAMILTON         )

The undersigned Assistant Secretary of National Security Life and Annuity Company hereby certifies that the following is a true and complete copy of resolutions lawfully adopted by the Board of Directors of said company at a meeting duly constituted and held on the fourth day of January, 2002:

            WHEREAS, the Corporation is desirous of developing and marketing certain types of variable life insurance policies and variable annuity contracts ("variable products"), which may be required to be registered with the Securities and Exchange Commission pursuant to the various securities laws; and

            WHEREAS, it will be necessary to take certain actions including, but not limited to, establishing separate accounts for segregation of assets and seeking approval of regulatory authorities;

            NOW, THEREFORE, BE IT RESOLVED, that the Corporation is hereby authorized to develop the necessary program in order to effectuate the issuance and sale of variable products; and be it

            FURTHER RESOLVED, that the Corporation is hereby authorized to establish and to designate one or more separate accounts of the Corporation in accordance with the provisions of state insurance law. The purpose of any such separate account shall be to provide an investment medium for such variable products issued by the Corporation as may be designated as participating therein. Any such separate account shall receive, hold, invest and reinvest only the monies arising from (i) premiums, contributions or payments made pursuant to the variable products participating therein; (ii) such assets of the Corporation as shall be deemed appropriate to be invested in the same manner as the




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      assets applicable to the Corporation's reserve liability under the variable products participating in such separate accounts; or as may be necessary for the establishment of such separate accounts; (iii) the dividends, interest and gains produced by the foregoing; and be it

            FURTHER RESOLVED, that Variable Account A is hereby designated as a separate account of the Corporation for the allocation of variable annuity contract values, and Variable Account L is hereby designated as a separate account of the Corporation for the allocation of variable life insurance contract values; and be it

            FURTHER RESOLVED, that each of the said separate accounts may be subdivided into several subaccounts for the purpose of segregating the investment of a separate account's assets within distinct mutual funds or other appropriate investment vehicles as may be determined by the officers of the Corporation from time to time; and be it

            FURTHER RESOLVED, that the appropriate officers of the Corporation are hereby authorized:

      (i) to register the variable products participating in any such separate accounts under the provisions of the Securities Act of 1933 to the extent that it shall be determined that such registration is necessary;

      (ii) to register any such separate accounts with the Securities and Exchange Commission under the provisions of the Investment Company Act of 1940 to the extent that it shall be determined that such registration is necessary;

      (iii) to prepare, execute and file such amendments to any registration statements filed under the aforementioned Acts (including post-effective amendments), supplements and exhibits thereto as they may be deemed necessary or desirable;




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      (iv)  to apply for exemption from those provisions of the aforementioned
            Acts as shall be deemed necessary and to take any and all other actions which shall be deemed necessary, desirable, or appropriate in connection with such Acts;

      (v) to file the variable products participating in any such separate accounts with the appropriate state insurance departments and to prepare and execute all necessary documents to obtain approval of the insurance departments;

      (vi) to prepare or have prepared and execute all necessary documents to obtain approval of, or clearance with, or other appropriate actions required, of any other regulatory authority that may be necessary; and be it

            FURTHER RESOLVED, that for the purpose of facilitating the execution and filing of any registration statement and of remedying any deficiencies therein by appropriate amendments (including post-effective amendments) or supplements thereto, the President of the Corporation and the Secretary of the Corporation, and each of them, are hereby designated as attorneys and agents of the Corporation; and the appropriate officers of the Corporation be, and they hereby are, authorized and directed to grant the power of attorney of the Corporation to the President of the Corporation and the Secretary of the Corporation by executing and delivering to such individuals, on behalf of the Corporation, a power of attorney; and be it

            FURTHER RESOLVED, that in connection with the offering and sale of the variable products in the various States of the United States, as and to the extent necessary, the appropriate officers of the Corporation be, and they hereby are, authorized to take any and all such action, including but not limited to the preparation, execution and filing with proper State authorities, on notices, certificates, affidavits, powers of attorney, consents to service of process, issuer's covenants, certified copies of minutes of shareholders' and directors' meetings, bonds, escrow and impounding agreements and other writings and instruments, as may be required in order to render permissible the offering and sale of the variable products in such jurisdictions; and be it



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            FURTHER RESOLVED, that the forms of any resolutions required by any
      State authority to be filed in connection with any of the documents or instruments referred to in any of the preceding resolutions be, and the same hereby are, adopted as if fully set forth herein if (1) in the opinion of the appropriate officers of the Corporation, the adoption of the resolutions is advisable and (2) the Secretary or any Assistant Secretary of the Corporation evidences such adoption by inserting into these minutes copies of such resolutions; and be it

            FURTHER RESOLVED, that the officers of the Corporation, and each of them, are hereby authorized to prepare and to execute the necessary documents and to take such further actions as may be deemed necessary or appropriate, in their discretion, to implement the purpose of these resolutions.

            IN WITNESS WHEREOF, I have signed my name at Montgomery in the State of Ohio this fourth day of January, 2002.


                                        /s/ Ronald L. Benedict
                                        ---------------------------------------
                                        Ronald L. Benedict
                                        Assistant Secretary